                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement             [ ] Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                             The Enstar Group, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

                  -------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  -------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  -------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  -------------------------------------------------------------

         (5)      Total fee paid:

                  -------------------------------------------------------------


[ ]      Fee paid previously with preliminary materials:

         ----------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  -------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  -------------------------------------------------------------

         (3)      Filing Party:

                  -------------------------------------------------------------


         (4)      Date Filed:

                  -------------------------------------------------------------

(ENSTAR LOGO)

                                 April 22, 2003

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of The Enstar Group, Inc. to be held on Thursday, May 29, 2003, at the Montgomery Civic Center at 300 Bibb Street, Montgomery, Alabama 36104. The meeting will begin promptly at 9:00 a.m., local time, and we hope you will be able to attend. The Notice of Annual Meeting of Shareholders outlines the business to be conducted at the meeting.

     It is important that your shares be voted whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy, and date, sign and return your proxy in the enclosed envelope as promptly as possible. If you date, sign and return your proxy without specifying your choices, your shares will be voted in accordance with the recommendation of the Board of Directors.

     I am looking forward to seeing you at the meeting.

                                           Sincerely,

                                           /s/ Nimrod T. Frazer

                                           NIMROD T. FRAZER
                                           Chairman of the Board
                                           and Chief Executive Officer

(ENSTAR LETTERHEAD ADDRESS)

                             THE ENSTAR GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 29, 2003

To the Shareholders of The Enstar Group, Inc.:

     The Annual Meeting of Shareholders of The Enstar Group, Inc. (the "Company") will be held on Thursday, May 29, 2003, at 9:00 a.m., local time, at the Montgomery Civic Center at 300 Bibb Street, Montgomery, Alabama 36104, for the following purposes:

          (i) to elect two (2) directors to three-year terms expiring at the annual meeting of shareholders in 2006 or until their successors are duly elected and qualified;

          (ii) to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company to serve for 2003;

          (iii) to approve the amendment of the 1997 Amended Omnibus Incentive Plan (the "Incentive Plan") to increase the total number of shares of common stock available to be granted under the Incentive Plan from 322,500 to 522,500, and to increase the aggregate number of shares of common stock that may be granted to any individual participant in the Incentive Plan from 200,000 to 300,000; and

          (iv) to transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 7, 2003 as the record date (the "Record Date") for determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders as of the Record Date will be open for examination during the Annual Meeting of Shareholders.

     Your attention is directed to the Proxy Statement submitted with this Notice. This Notice is being given at the direction of the Board of Directors.

                                          By Order of the Board of Directors

                                          /s/ CHERYL D. DAVIS
                                          CHERYL D. DAVIS
                                          Chief Financial Officer,
                                          Vice-President of Corporate Taxes and
                                          Secretary

Montgomery, Alabama
April 22, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                             THE ENSTAR GROUP, INC.
                               401 MADISON AVENUE
                           MONTGOMERY, ALABAMA 36104

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 29, 2003

                             ---------------------

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being furnished to the shareholders of The Enstar Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Shareholders to be held on Thursday, May 29, 2003 (the "Annual Meeting"), at the Montgomery Civic Center at 300 Bibb Street, Montgomery, Alabama 36104, 9:00 a.m., local time, and at any adjournment thereof.

RECORD DATE

     The Board has fixed April 7, 2003 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of common stock, par value $.01 per share, of the Company ("Common Stock") as of the Record Date are entitled to vote at the Annual Meeting or any adjournment thereof. On the Record Date, the Company had issued and outstanding 5,465,753 shares of Common Stock. Each share of Common Stock is entitled to one vote at the Annual Meeting. No cumulative voting rights are authorized, and appraisal rights for dissenting shareholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement will be first mailed to shareholders of the Company on or about April 22, 2003.

VOTING AND PROXIES

     When the enclosed form of proxy is properly executed and returned, the shares it represents will be voted as directed at the Annual Meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the notice attached hereto. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to the solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting. If Common Stock owned by a shareholder is registered in the name of more than one person, each such person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment. Any beneficial owner of shares of Common Stock as of the Record Date who intends to vote such shares in person at the Annual Meeting must obtain a legal proxy from the record owner and present such proxy at the Annual Meeting in order to vote such shares. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business.

     The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote is required to elect directors. The affirmative vote of the majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on the subject matter is required with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors, the approval of the amendment of the 1997 Amended Omnibus Incentive Plan (the "Incentive Plan") and any other matter that may properly come before the Annual Meeting. At the Annual Meeting, votes cast for or against any matter may be cast in person or by proxy. Shares of Common Stock held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will not be counted as votes for or against matters presented for shareholder consideration. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have the effect of a negative vote against any proposal, except for the election of directors.

     As of the date of this Proxy Statement, management of the Company has no knowledge of any business other than that described herein which will be presented for consideration at the Annual Meeting. In the event any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

BOARD OF DIRECTORS

     In accordance with the Bylaws of the Company, the Board currently consists of six members. The Company's Articles of Incorporation divide the Board into three classes. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for such class expires to serve a term of three years. Nominees for vacant or newly created director positions stand for election at the next annual meeting following the vacancy or creation of such director positions, to serve for the remainder of the term of the class in which their respective positions are apportioned. At the Annual Meeting, T. Whit Armstrong and T. Wayne Davis will stand for election to serve as directors for three-year terms expiring at the 2006 annual meeting of shareholders, or until their successors are duly elected and qualified. In accordance with the Bylaws of the Company, the mandatory retirement age for directors who are not employees of the Company is 70.

     The Board has no reason to believe that any of the nominees for the office of director will be unavailable for election as directors. However, if at the time of the Annual Meeting any nominee should be unable or decline to serve, the persons named in the proxy will vote as recommended by the Board either (i) to elect a substitute nominee recommended by the Board, (ii) to allow the vacancy created thereby to remain open until filled by the Board or (iii) to reduce the number of directors for the ensuing year. In no event, however, can a proxy be voted to elect more than two directors. The election of the nominees to the Board requires the affirmative vote of a plurality of the shares held by shareholders present and voting at the Annual Meeting in person or by proxy.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board recommends a vote FOR T. Whit Armstrong and T. Wayne Davis to hold office until the 2006 annual meeting of shareholders, or until their successors are duly elected and qualified.

NOMINEES FOR ELECTION -- TERMS EXPIRING 2006

     T. Whit Armstrong was elected to the position of director in June of 1990. Mr. Armstrong has been President, Chief Executive Officer and Chairman of the Board of The Citizens Bank, Enterprise, Alabama, and its holding company, Enterprise Capital Corporation, Inc. in excess of five years. Mr. Armstrong is also a director of Alabama Power Company of Birmingham, Alabama. Mr. Armstrong is 55 years old.

     T. Wayne Davis was elected to the position of director in June of 1990. Mr. Davis was Chairman of the Board of General Parcel Service, Inc., a parcel delivery service, from January of 1989 to September of 1997 and has been Chairman of the Board of Momentum Logistics, Inc. since September of 1997. He also is a director of Winn-Dixie Stores, Inc., MPS Group, Inc. and Payformance Corporation, Inc. Mr. Davis is 56 years old.

CONTINUING DIRECTORS -- TERMS EXPIRING 2004

     J. Christopher Flowers was elected to the position of director in October of 1996. Mr. Flowers became a General Partner of Goldman, Sachs & Co. in 1988 and a Managing Director in 1996. He resigned from Goldman, Sachs & Co. as of November 27, 1998 in order to pursue his own business interests. Mr. Flowers was named Vice Chairman of the Board effective December 1, 1998. He is also a director of Shinsei Bank, Ltd., formerly Long-Term Credit Bank of Japan, Ltd. Mr. Flowers is President of J.C. Flowers & Co., LLC, a financial services investment fund. Mr. Flowers is 45 years old.

     Jeffrey S. Halis was elected to the position of director in April of 1997. Mr. Halis has been an indirect general partner of Tyndall Partners, L.P., New York, New York, since its formation in February of 1991. Tyndall Partners, L.P. is an investment partnership. Mr. Halis was formerly a director of KinderCare Learning Centers. Mr. Halis is 47 years old.

CONTINUING DIRECTORS -- TERMS EXPIRING 2005

     Nimrod T. Frazer was elected to the position of director in August of 1990. Mr. Frazer is Chairman of the Board and Chief Executive Officer. Mr. Frazer was named Chairman of the Board, Acting President and Chief Executive Officer on October 26, 1990 and served as President from May 26, 1992 to June 6, 2001. Mr. Frazer is 73 years old.

     John J. Oros was appointed to the position of director in March of 2000 and subsequently elected to the position of director by the Company's shareholders in May of 2000. Mr. Oros was named to the position of Executive Vice President in March of 2000. On June 6, 2001, Mr. Oros was named President and Chief Operating Officer. Before joining the Company, Mr. Oros was an investment banker at Goldman, Sachs & Co. in the Financial Institutions Group. Mr. Oros joined Goldman, Sachs & Co. in 1980 and was made a General Partner in 1986. Mr. Oros is 56 years old.

OPERATION OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee of the Board which is composed of T. Whit Armstrong, Chairman, T. Wayne Davis and Jeffrey S. Halis. Each member of the Audit Committee is "independent" as defined under the National Association of Securities Dealers' listing standards. The Audit Committee is responsible for, among other things, appointing (subject to stockholder approval) the accounting firm that will serve as independent auditors for the Company and reviewing and pre-approving all audit and non-audit services provided to the Company by its independent auditors. The Audit Committee is also responsible for overseeing the Company's financial reporting and accounting practices and monitoring the adequacy of internal accounting, compliance and control systems. The Board has adopted a written charter for the Audit Committee (the "Audit Committee Charter"). The Audit Committee Charter was previously provided to the Company's shareholders as Annex A to the Proxy Statement for the Annual Meeting of Shareholders held on June 6, 2001.

     The Company has a Compensation Committee which is composed of T. Wayne Davis, Chairman, T. Whit Armstrong and Jeffrey S. Halis. The Compensation Committee is responsible for, among other things, reviewing, determining and establishing, upon the recommendation of the Chief Executive Officer (with the exception of the compensation of the Chief Executive Officer) salaries, bonuses and other compensation for the Company's executive officers and for administering the Company's stock option plans.

     The Company does not have a nominating committee.

     During 2002, the Board held a total of 4 meetings, the Audit Committee held a total of 4 meetings and the Compensation Committee held a total of 1 meeting. All directors attended 75% or more of the aggregate number of meetings of the Board and all committees on which they served during 2002.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive a quarterly retainer fee of $5,000 and per meeting fees as follows: (i) $2,500 for each Board meeting attended other than a telephone Board meeting; (ii) $1,000 for each telephone Board meeting attended; (iii) $1,000 for each Committee meeting attended; and
(iv) $1,500 for each Committee meeting attended by a Committee Chairperson. Such outside directors' fees are payable at the election of the director either in cash or in stock units under the Company's Deferred Compensation and Stock Plan for Non-Employee Directors (the "Deferred Plan"). If the director elects to receive stock units instead of cash, the stock units shall be payable only upon the director's termination. The number of shares to be distributed in connection with such termination would be equal to one share of Common Stock for each stock unit and cash would be paid for any fractional units. The distribution of stock units is also subject to acceleration upon certain events constituting a change in control of the Company. All current non-employee directors have elected to receive 100% of their compensation in stock units in lieu of cash payments for the retainer and meeting fees. As of December 31, 2002, a total of $560,500 in stock compensation had been deferred under this plan. In addition, directors are entitled to reimbursement for out-of-pocket expenses incurred in attending all meetings.

     During 2002, no options for shares of Common Stock were granted to directors.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 7, 2003 by (i) each of the executive officers named below (the "Named Executive Officers"), (ii) each of the directors and the nominees for director of the Company and (iii) all directors and Named Executive Officers of the Company as a group.

                                                        SHARES OF COMMON STOCK   PERCENT OF
NAME OF BENEFICIAL OWNER                                BENEFICIALLY OWNED(1)     CLASS(2)
------------------------                                ----------------------   ----------
NAMED EXECUTIVE OFFICERS
Nimrod T. Frazer......................................           371,001(3)          6.8%
John J. Oros..........................................           320,000(4)          5.9%
Cheryl D. Davis.......................................                 3               *
Amy M. Dunaway........................................                87(5)            *
J. Christopher Flowers................................         1,224,489(6)         22.4%
DIRECTORS OF THE COMPANY
Nimrod T. Frazer......................................           371,001(3)          6.8%
T. Whit Armstrong.....................................            52,446(7)            *
T. Wayne Davis........................................           149,177(8)          2.7%
J. Christopher Flowers................................         1,224,489(6)         22.4%
Jeffrey S. Halis......................................           322,019(9)          5.9%
John J. Oros..........................................           320,000(4)          5.9%
All Named Executive Officers and directors of the
  Company as a group (8 persons)......................         2,439,223            44.6%

---------------

 *  Less than 1%.

(1) Under the rules of the Securities and Exchange Commission (the "Commission"), a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as of which he or she has no economic or pecuniary interest.

    Except as set forth in the footnotes below, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.

(2) Based on an aggregate of 5,465,753 shares of Common Stock issued and outstanding as of April 7, 2003.

(3) Includes 216,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the 1997 Amended CEO Stock Option Plan (the "CEO Plan") and the Incentive Plan.

(4) Includes 200,000 shares owned indirectly by Mr. Oros through Brittany Ridge Investment Partners, L.P. and 120,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Incentive Plan.

(5) Includes 54 shares which Ms. Dunaway holds jointly and shares voting and investment power with her spouse.

(6) Includes 2,934 stock units granted under the Deferred Plan prior to Mr. Flowers becoming an officer of the Company. Also includes 25,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the 1997 Amended Outside Directors' Stock Option Plan (the "1997 Outside Directors' Plan").

(7) Includes 12,274 stock units granted under the Deferred Plan. Also includes 35,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the 1997 Outside Directors' Plan and the 2001 Outside Directors' Stock Option Plan (the "2001 Outside Directors' Plan").

(8) Includes 116 shares held by Mr. Davis' child, 133 shares held by Mr. Davis' wife, 15,762 shares held in trust, 81,025 shares held in a private foundation for which Mr. Davis has voting and investment power but is not a beneficiary and 11,641 stock units granted under the Deferred Plan. Also includes 35,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the 1997 Outside Directors' Plan and 2001 Outside Directors' Plan.

(9) Includes 11,159 stock units granted under the Deferred Plan, and 275,860 shares which Mr. Halis shares voting and investment power with his wife. Also includes 35,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the 1997 Outside Directors' Plan and 2001 Outside Directors' Plan.

                             EMPLOYMENT AGREEMENTS

     The Compensation Committee approved severance agreements for Nimrod T. Frazer, Cheryl D. Davis and Amy M. Dunaway in March 1998 (the "Severance Agreements"). The Severance Agreements provide that Mr. Frazer, Ms. Davis and Ms. Dunaway will receive their base salary for a period of twelve months following a termination of employment, other than for "cause," as defined in the Severance Agreements, or a voluntary termination.

     The Compensation Committee also approved an employment agreement with John
J. Oros in March 2000 (the "Employment Agreement"). The Employment Agreement provides for an initial one year term and automatic renewal for successive one year terms thereafter, subject to earlier termination as provided in the Employment Agreement. The Employment Agreement provides an annual base salary to Mr. Oros of $50,000 and reimbursement of up to $50,000 annually for office related expenses incurred by Mr. Oros in connection with the performance of his duties with the Company. The Employment Agreement also provides that the Board may award to Mr. Oros such bonuses, and in such amounts, as the Board shall determine in its sole discretion. In fiscal 2002, Mr. Oros received annual base salary of $250,000. Effective as of January 1, 2003, the Compensation Committee approved an increase to Mr. Oros's annual base salary to $350,000.

                             PRINCIPAL SHAREHOLDERS

     The table below sets forth certain information as of April 7, 2003 concerning persons known to the Board to be a "beneficial owner," as such term is defined by the rules of the Commission, of more than 5% of the outstanding shares of the Common Stock.

                                                        SHARES OF COMMON STOCK   PERCENT OF
NAME AND ADDRESS                                        BENEFICIALLY OWNED(1)     CLASS(2)
----------------                                        ----------------------   ----------
J. Christopher Flowers................................        1,224,489(3)          22.4%
  399 Park Avenue
  27th Floor
  New York, New York 10022
Nimrod T. Frazer......................................          371,001(4)           6.8%
  401 Madison Avenue
  Montgomery, Alabama 36104
Jeffrey S. Halis......................................          322,019(5)           5.9%
  153 E. 53rd Street
  55th Floor
  New York, New York 10022
John J. Oros..........................................          320,000(6)           5.9%
  401 Madison Avenue
  Montgomery, Alabama 36104

---------------

(1) See Note (1) under "Common Stock Ownership by Management" elsewhere herein.

(2) Based on an aggregate of 5,465,753 shares of Common Stock issued and outstanding as of April 7, 2003.

(3) Includes 2,934 stock units granted under the Deferred Plan prior to Mr. Flowers becoming an officer of the Company. Also includes 25,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the 1997 Outside Directors' Plan.

(4) Includes 216,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the CEO Plan and the Incentive Plan.

(5) Includes 11,159 stock units granted under the Deferred Plan, and 275,860 shares which Mr. Halis shares voting and investment power with his wife. Also includes 35,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the 1997 Outside Directors' Plan and 2001 Outside Directors' Plan.

(6) Includes 200,000 shares owned indirectly by Mr. Oros through Brittany Ridge Investment Partners, L.P. and 120,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Incentive Plan.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation paid for the years ended December 31, 2002, 2001 and 2000, for the Company's Chief Executive Officer and each of the other Named Executive Officers (determined as of December 31, 2002).

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                              ------------
                                 ANNUAL COMPENSATION                           SECURITIES
                             ----------------------------    OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)    BONUS($)   COMPENSATION($)     OPTIONS#     COMPENSATION($)
---------------------------  ----   ---------    --------   ---------------   ------------   ---------------
Nimrod T. Frazer..........   2002    250,000         --            --                --           2,604(1)
  Chairman of the Board      2001    250,000         --            --           100,000           2,354(1)
  and Chief Executive
     Officer                 2000    250,000         --            --                --           2,347(1)
John J. Oros..............   2002    250,000         --            --                --           8,508(3)
  President and Chief        2001    211,538         --            --           100,000           5,754(3)
  Operating Officer          2000     40,385(2)      --            --           100,000           4,695(3)
Cheryl D. Davis...........   2002    162,546         --            --                --           9,604(4)
  Chief Financial Officer,   2001    153,285         --            --                --           6,850(4)
  Vice-President of          2000    144,791         --            --                --           6,498(4)
  Corporate Taxes and
  Secretary
Amy M. Dunaway............   2002     95,429         --            --                --           9,437(4)
  Treasurer and Controller   2001     89,991         --            --                --           6,400(4)
                             2000     85,513         --            --                --           6,231(4)
J. Christopher Flowers....   2002     75,192         --            --                --           8,508(5)
  Vice Chairman of the       2001     50,000         --            --                --           5,910(5)
  Board                      2000     50,000         --            --                --           2,177(5)

---------------

(1) Amount shown represents premiums paid by the Company for health and dental insurance for Mr. Frazer.

(2) This amount represents the compensation Mr. Oros received between March 2, 2000, the effective date of his employment with the Company, and December 31, 2000.

(3) Amount shown represents premiums paid by the Company for health and dental insurance for Mr. Oros.

(4) Amounts shown for Ms. Davis and Ms. Dunaway are for premiums paid by the Company for term life insurance and health and dental insurance.

(5) Amount shown represents premiums paid by the Company for health and dental insurance for Mr. Flowers.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of December 31, 2002 with respect to shares of Common Stock to be issued upon the exercise, and the weighted-average exercise price, of all outstanding options and rights granted under the Company's equity compensation plans, as well as the number of shares available for future issuance under such plans.

                                                                                        NUMBER OF SECURITIES REMAINING
                                                                 WEIGHTED-AVERAGE       AVAILABLE FOR FUTURE ISSUANCE
                           NUMBER OF SECURITIES TO BE ISSUED    EXERCISE PRICE OF      UNDER EQUITY COMPENSATION PLANS
                             UPON EXERCISE OF OUTSTANDING      OUTSTANDING OPTIONS,   (EXCLUDING SECURITIES REFLECTED IN
PLAN CATEGORY                OPTIONS, WARRANTS AND RIGHTS      WARRANTS AND RIGHTS               COLUMN (A))
-------------              ---------------------------------   --------------------   ----------------------------------
                                          (A)                          (B)                           (C)
Equity Compensation Plans
  Approved by Security
  Holders(1).............               595,000(2)                    $14.30(2)                      22,500
Equity Compensation Plans
  Not Approved by
  Security Holders(3)....                   N/A(4)                       N/A(4)                      38,576
    Total................               595,000                       $14.30                         61,076

---------------

(1) Equity compensation plans approved by security holders are the 2001 Outside Directors' Plan, the 1997 Outside Directors' Plan, the CEO Plan, the Incentive Plan and an Investment Agreement, dated October 20, 1998 (the "Investment Agreement"), whereby the Company sold 1,158,860 shares of Common Stock to Mr. Flowers.

(2) Excludes a total of 1,158,860 shares of Common Stock issued by the Company pursuant to the Investment Agreement.

(3) Equity compensation plans not approved by security holders are the Deferred Plan and two agreements (the "Stock Purchase Agreements") entered into by the Company with Messrs. Frazer and Oros in June 2001 to sell a total of 200,000 shares (100,000 per individual) of Common Stock to Messrs. Frazer and Oros. For a description of the terms of the Deferred Plan and the Stock Purchase Agreements, see Note 7 in Item 8 "Financial Statements and Supplementary Data" contained in the Company's Annual Report on Form 10-K accompanying this Proxy Statement, incorporated herein by reference thereto.

(4) Excludes a total of 36,424 stock units granted to non-employee directors under the Deferred Plan and 200,000 shares of Common Stock purchased by Messrs. Frazer and Oros pursuant to the Stock Purchase Agreements.

                               EXECUTIVE OFFICERS

     Certain information concerning the executive officers of the Company is set forth below:

NAME                           AGE             POSITION              EXECUTIVE OFFICER SINCE
----                           ---   -----------------------------   -----------------------
Nimrod T. Frazer.............  73    Director, Chairman of the                1990
                                     Board and Chief Executive
                                     Officer
John J. Oros.................  56    Director, President and Chief            2000
                                     Operating Officer
J. Christopher Flowers.......  45    Director and Vice Chairman of            1998
                                     the Board
Cheryl D. Davis..............  43    Chief Financial Officer, Vice            1991
                                     President of Corporate Taxes
                                     and Secretary
Amy M. Dunaway...............  46    Treasurer and Controller                 1991

     Mr. Frazer is Chairman of the Board and Chief Executive Officer. Mr. Frazer was named Chairman of the Board, Acting President and Chief Executive Officer on October 26, 1990 and served as President from May 26, 1992 to June 6, 2001.

     Mr. Oros was named Executive Vice President in March of 2000, and President and Chief Operating Officer on June 6, 2001. Before joining the Company, Mr. Oros was an investment banker at Goldman, Sachs & Co. in the Financial Institutions Group. Mr. Oros joined Goldman, Sachs & Co. in 1980, and was made a General Partner in 1986.

     Mr. Flowers was named Vice Chairman of the Board effective December 1, 1998. Mr. Flowers became a General Partner of Goldman, Sachs & Co. in 1988 and a Managing Director in 1996. He resigned from Goldman, Sachs & Co. as of November 27, 1998 in order to pursue his own business interests. Mr. Flowers is also a director of Shinsei Bank, Ltd., formerly Long-Term Credit Bank of Japan, Ltd. Mr. Flowers is President of J.C. Flowers & Co., LLC, a financial services investment fund.

     Ms. Davis was named Chief Financial Officer and Secretary in April of 1991 and Vice President of Corporate Taxes in 1989. Ms. Davis has been employed with the Company since April of 1988.

     Ms. Dunaway was named Treasurer and Controller in April of 1991. Ms. Dunaway has been employed with the Company since September of 1990.

                              STOCK OPTION GRANTS

     No options were granted during 2002 to any of the Named Executive Officers (as previously defined in this Proxy Statement).

                             STOCK OPTION EXERCISES

     None of the Named Executive Officers exercised any stock options during 2002. The table below shows the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 2002. The table also reflects the values for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the Common Stock on December 31, 2002, the last trading date in 2002 for the Common Stock.

                          AGGREGATED OPTION EXERCISES
                       IN 2002 AND YEAR-END OPTION VALUES

                                          NUMBER OF SECURITIES
                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                               OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                            DECEMBER 31, 2002             DECEMBER 31, 2002
                                       ---------------------------   ---------------------------
NAME                                   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                   -----------   -------------   -----------   -------------
Nimrod T. Frazer.....................    216,000         34,000      $3,632,550     $  379,950
John J. Oros.........................     95,000        105,000       1,502,250      1,320,250
J. Christopher Flowers...............     25,000              0         474,688
Cheryl D. Davis......................         --             --              --             --
Amy M. Dunaway.......................         --             --              --             --

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board (the "Compensation Committee") was created in 1996 and currently consists of Messrs. Davis, Armstrong and Halis. The Compensation Committee is responsible for (i) establishing the compensation of the Company's Named Executive Officers upon the recommendation of the Chief Executive Officer (with the exception of the compensation of the Chief Executive Officer) and (ii) considering the issuance of stock options for executive officers and directors. Mr. Frazer, the Company's Chief Executive Officer, is responsible for recommending to the Compensation Committee the compensation for the other executive officers of the Company. The Compensation Committee has reviewed the applicability of Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) may in certain circumstances deny a federal income tax deduction for compensation to an executive officer in excess of $1 million per year. It is not anticipated that compensation to any executive officer of the Company during 2003 will exceed the $1 million threshold.

     Compensation Policy and Overall Objectives. The Company's executive compensation policy is designed to attract, retain and motivate executive officers needed to achieve the Company's strategic objectives and to maximize the Company's performance and shareholder value.

     The Company supports these goals through a compensation strategy principally involving competitive salaries and long-term incentive opportunities. Compensation consists of both fixed pay elements (base salary and benefits) and long-term incentives to encourage and reward distinctive contributions to the success of the organization. Salary and benefit levels reflect position responsibilities and strategic importance and are targeted at market median base salary levels. Total cash compensation has been below market median levels because the Company has not paid annual bonuses. Long-term incentive opportunities reward key executives for financial and non-financial performance that enhances shareholder value. Long-term incentive opportunities have been at or above market median levels.

     The Company retained an independent compensation consulting firm to assist it in analyzing its executive compensation program for 1997 and thereafter. The consulting firm recommended that the Company adopt a policy of providing a significant percentage of certain executive officers' total compensation based on the Company's performance. In addition, the consultant provided the Compensation Committee with an analysis of senior executive compensation using published survey data for the financial services industry. In 2003, the Compensation Committee again retained an independent compensation consulting firm, which provided it with an updated analysis of senior executive compensation using published industry data. The Compensation Committee has considered these recommendations and the compensation analyses in establishing the base salaries for the Chief Executive Officer, the Chief Operating Officer and the other executive officers for 2003 and prior years.

     Base Salary. Each executive officer's base salary, including Mr. Frazer's base salary, is determined based upon a number of factors including the executive officer's responsibilities, contribution to the achievement of the Company's business plan goals, demonstrated leadership skills and overall effectiveness and length of service. Base salaries are also designed to be competitive with those offered in the various markets in which the Company competes for executive talent and are analyzed with a view towards desired base salary levels over a three-year to five-year time period. Each executive officer's salary is reviewed annually and although these and other factors are considered in setting base salaries, no specific weight is given to any one factor.

     Cash Bonuses. The Company did not pay any bonuses to the Named Executive Officers during 2002.

     Long-Term Incentives. Long-term incentives are provided pursuant to the CEO Plan, the 1997 Outside Directors' Plan, the 2001 Outside Directors' Plan, the Incentive Plan and the Deferred Plan. Stock option plans are designed to align executives' and shareholders' interest in the enhancement of shareholder value. Stock options are used by the Company to encourage long-term service by executives. No stock options were granted in 2002 under any of the Company's compensation plans.

     Severance and Employment Agreements. The Compensation Committee approved severance agreements for Nimrod T. Frazer, Cheryl D. Davis and Amy M. Dunaway in March 1998 (the "Severance

Agreements"). The Severance Agreements provide that Nimrod T. Frazer, Cheryl D. Davis and Amy M. Dunaway will receive their base salary for a period of twelve months following a termination of employment, other than for "cause," as defined in the Severance Agreements, or a voluntary termination.

     The Compensation Committee also approved an employment agreement with John
J. Oros in March 2000 (the "Employment Agreement"). The Employment Agreement provides for an initial one year term and automatic renewal for successive one year terms thereafter, subject to earlier termination as provided in the Employment Agreement. The Employment Agreement provides an annual base salary to Mr. Oros of $50,000 and reimbursement of up to $50,000 annually for office related expenses incurred by Mr. Oros in connection with the performance of his duties with the Company. The Employment Agreement also provides that the Board may award to Mr. Oros such bonuses, and in such amounts, as the Board shall determine in its sole discretion. In fiscal 2002, Mr. Oros received annual base salary of $250,000. Effective as of January 1, 2003, the Compensation Committee approved an increase to Mr. Oros's annual base salary to $350,000.

     Chief Executive Officer Compensation. Mr. Frazer does not have an employment agreement with the Company. The Compensation Committee is responsible for determining Mr. Frazer's compensation annually. In fiscal 2002, Mr. Frazer received annual base salary of $250,000. Mr. Frazer's base salary was based on, among other things, his responsibilities, his length of service, his contributions to the business and his overall leadership skills. Effective as of January 1, 2003, the Compensation Committee approved an increase to Mr. Frazer's annual base salary to $350,000.

                                          COMPENSATION COMMITTEE:

                                          T. Wayne Davis, Chairman
                                          T. Whit Armstrong
                                          Jeffrey S. Halis

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described earlier in this Proxy Statement, the Company has a Compensation Committee of the Board composed of T. Wayne Davis, Chairman, T. Whit Armstrong and Jeffrey S. Halis. None of the members of the Compensation Committee were officers of the Company or had any relationship requiring disclosure under the Commission regulations.

                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for reviewing the Company's quarterly financial statements and for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States.

     Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the opinions and communications of the Company's independent auditors. Accordingly, the Audit Committee's review does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's activities do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principals generally accepted in the United States of America or that the Company's independent auditors are in fact independent.

     In fulfilling its responsibilities:

     - The Audit Committee reviewed and discussed the audited financial statements contained in the 2002 Annual Report on Form 10-K with the Company's management and the independent auditors prior to the filing of the Form 10-K with Commission.

     - The Audit Committee reviewed and discussed the unaudited financial statements contained in the Company's Quarterly Reports on Form 10-Q for each of the quarters ended in 2002 with the Company's management and the independent auditors prior to the filing thereof with the Commission.

     - The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     - The Audit Committee received from the independent auditors written disclosures regarding the auditors' independence, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the auditors their independence from the Company and its management.

     In reliance on the reviews and discussions noted above and subject to the limitations set forth above, the Audit Committee approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Commission.

                                          AUDIT COMMITTEE

                                          T. Whit Armstrong, Chairman
                                          T. Wayne Davis
                                          Jeffrey S. Halis

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2002 and December 31, 2001 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"). All audit and non-audit services provided by Deloitte are pre-approved by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining the accountants' independence.

DECEMBER 31, 2002

Audit Fees..................................................   $ 90,000
Audit-Related Fees..........................................      9,284(1)
Tax Fees....................................................      8,500(2)
All Other Fees..............................................         --
                                                               --------
          Total.............................................   $107,784

---------------

(1) Represents fees related to the audit and review of specific financial information in connection with the acquisition of Hudson Reinsurance Company Limited, a standby purchase commitment for the purchase of ordinary shares of Zurich Financial Services and the Company's listing on the Nasdaq National Market.

(2) Represents fees related to the preparation of the Company's federal and state income tax returns, consultation on federal tax planning and other income tax issues.

DECEMBER 31, 2001

Audit Fees..................................................   $ 84,150
Audit-Related Fees..........................................     41,000(1)
Tax Fees....................................................     65,860(2)
All Other Fees..............................................         --
                                                               --------
Total.......................................................   $191,010

---------------

(1) Represents fees related to the audit and review of specific financial information in connection with the acquisition of Castlewood Holdings Limited and the filing of a Form 8-K (and amendment) with the Commission relating thereto.

(2) Represents fees related to the preparation of the Company's federal and state income tax returns, consultation on federal tax planning and other income tax issues.

                               PERFORMANCE GRAPH

     The graph below reflects the cumulative shareholder return (assuming the reinvestment of dividends) on the Common Stock compared to the return on the Center for Research in Security Prices Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite, U.S.) and the Company's peer group and custom composite indices for the periods indicated. The graph reflects the investment of $100.00 on December 31, 1997 in the Common Stock, the Nasdaq Composite, U.S., the Company's peer group index (the "Peer Group Index") and the Company's custom composite index (the "Custom Composite Index"). Because of the Company's entrance into the reinsurance industry, the Company is discontinuing the use of the Custom Composite Index, which consists of companies having a comparable market capitalization to the Company as of December 31, 1997, and replacing it with the Peer Group Index. The Peer Group Index consists of publicly-traded companies identified by Bloomberg L.P. as comparable to the Company based on certain similarities in their principal lines of business with the Company's reinsurance operations.

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------
                            DEC-97    DEC-98    DEC-99    DEC-00    DEC-01    DEC-02
-------------------------------------------------------------------------------------
 Enstar Group, Inc.          $100      $119      $119      $137      $216      $271
 NASDAQ Composite, U.S.      $100      $141      $261      $157      $125      $ 86
 Custom Composite
  Index(1)                   $100      $ 91      $331      $ 95      $107      $ 93
 Peer Group Index(2)         $100      $146      $117      $152      $163      $155

(1) The Custom Composite Index consists of AXS-One Inc., Biotransplant, Inc., Craftmade International, Inc., Featherlite, Inc., Hungarian Telephone & Cable Corp., Intellicorp, Inc., Iridex Corporation, Mesabi Trust, MFB Corp., Sport-Haley, Inc., Veramark Technologies, Inc. and YouthStream Media Networks.

(2) The Peer Group Index consists of Annuity and Life Re Holdings, Berkshire Hathaway Inc. (Class A), ESG Re Ltd., Everest Re Group Ltd., IPC Holdings Ltd., Max Re Capital Ltd., Odyssey Re Holdings Corp., PXRE Group Ltd., RenaissanceRe Holdings Ltd. and Transatlantic Holdings, Inc.

Source: Georgeson Shareholder Communications Inc.

     THE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                              CERTAIN TRANSACTIONS

     In February 2002, the Company entered into an agreement with J.C. Flowers & Company, LLC, running through November 2005, for the use of certain office space and administrative services from J.C. Flowers & Company, LLC for an annual payment of $66,000. J.C. Flowers & Company, LLC is managed by J. Christopher Flowers, Vice Chairman of the Board and the Company's largest shareholder.

     In November 2002, the Company received a commitment fee of approximately $208,000 in connection with a standby purchase commitment entered into by the Company through a newly-formed Canadian limited partnership with J.C. Flowers I LP, Shinsei Bank, Ltd. ("Shinsei") and Fitzwilliam (SAC) Insurance Limited ("Fitzwilliam"). The Company's share of the commitment, in the amount of approximately $10 million, was for the purchase of ordinary shares of Zurich Financial Services ("Zurich"), a Swiss company engaged in providing insurance based financial services, to be issued in connection with a rights offering by Zurich to its existing shareholders. The commitment was never required to be executed and no funds were contributed by the Company. J.C. Flowers I LP is a private investment fund managed by Mr. Flowers. Mr. Flowers also is a director of Shinsei. Fitzwilliam is a wholly owned subsidiary of Castlewood Holdings Limited ("Castlewood Holdings"). The Company holds a 33 1/3% economic interest in Castlewood Holdings and 50% of Castlewood Holdings' voting stock.

     In January 2003, the Company announced that it will contribute up to $10 million to JCF CFN LLC ("JCF CFN"), an entity controlled by JCF Associates I LLC, the general partner of J.C. Flowers I LP, of which approximately $3 million has been funded from cash on hand, in exchange for a 100% economic interest in JCF CFN. JCF CFN has committed to invest in CFN Investment Holdings LLC ("CFN"), a newly-formed limited liability company, together with J.C. Flowers I LP, FIT CFN Holdings LLC (an affiliate of Fortress Investment Group LLC) and affiliates of Cerberus Capital Management, L.P.

     In March 2003, CFN announced the acquisition in bankruptcy of substantially all of the assets of Conseco Finance Corporation ("Conseco Finance") for approximately $785 million. The acquisition was confirmed by the U.S. Bankruptcy Court for the Northern District of Illinois. The assets consist primarily of a portfolio of home equity and manufactured housing loan securities as well as the associated servicing businesses. An unrelated party will simultaneously acquire the assets of Mill Creek Bank, which houses Conseco Finance's credit card operations, for approximately $310 million. JCF CFN has also invested in FPS DIP LLC, a second limited liability company formed by the members of CFN to provide, together with one of Conseco Finance's existing lenders, up to $125 million of debtor-in-possession financing to Conseco Finance. The Company expects the acquisition of substantially all of Conseco Finance's assets by CFN to close in the second quarter of 2003, at which time the Company will fund its remaining capital commitment to JCF CFN.

     No fees were paid by the Company or will be payable by the Company to J.C. Flowers I LP, JCF Associates I LLC, or Mr. Flowers in connection with the Company's standby purchase commitment to Zurich or the Company's investment in JCF CFN.

     In March 2003, the Company announced that Castlewood Holdings and Shinsei acquired The Toa-Re Insurance Company (UK) Limited, a London-based subsidiary of The Toa Reinsurance Company, Limited, for approximately $46 million. The acquisition was effected through a newly formed Bermuda company, which is jointly owned by Castlewood Holdings and Shinsei. Castlewood Holding received a 50.1% economic and voting interest and Shinsei received a 49.9% economic and voting interest in the newly formed Bermuda company.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 2)

     The Audit Committee has appointed the firm of Deloitte & Touche LLP to serve as independent auditors of the Company for the year ending December 31, 2003, subject to ratification of this appointment by the shareholders of the Company. Deloitte & Touche LLP has served as independent auditors of the Company from 1990 through 2002 and is considered by management of the Company to be well qualified. The Company has been advised by Deloitte & Touche LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. One or more representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board recommends a vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for 2003.

                    APPROVAL OF AMENDMENT OF INCENTIVE PLAN
                                    (ITEM 3)

     As described earlier in this Proxy Statement, the Company has adopted a long-term incentive program designed to promote the success and enhance the value of the Company by providing flexibility in the Company's ability to attract, motivate and retain the services of key employees and directors. See "Report of Compensation Committee." The Board, as part of the long-term incentive program, has adopted and recommends to the shareholders that they approve a proposal to amend the Company's 1997 Amended Omnibus Incentive Plan (the "Incentive Plan") to increase the total number of shares of Common Stock available to be granted under the Incentive Plan from 322,500 to 522,500, and to increase the aggregate number of shares of Common Stock that may be granted to any individual participant in the Incentive Plan from 200,000 to 300,000. The text of the proposed amendment to the Incentive Plan is set forth in Annex A to this Proxy Statement. Except for the amendment described above, the Incentive Plan will remain unchanged. The following is a summary of the Incentive Plan, prior to amendment. This summary is qualified in its entirety by reference to such plan.

SUMMARY OF INCENTIVE PLAN

     The Company's shareholders approved the Incentive Plan on June 30, 1997, and subsequently approved the amendment of the Incentive Plan on June 6, 2001, to, among other things, increase the number of shares of Common Stock reserved for issuance under the Incentive Plan. The Incentive Plan is administered by the Compensation Committee. Currently, a total of 322,500 shares of Common Stock have been reserved for issuance under the Incentive Plan, which provides generally for the grant of stock appreciation awards, restricted stock awards, incentive stock options and nonqualified stock options (collectively, "Awards"). Only officers, key employees and directors of the Company and its affiliates (except for Messrs. Flowers, Halis, Armstrong and Davis, who are excluded from participation in the Incentive Plan) may be granted Awards under the Incentive Plan; provided, however, that only employees are eligible to receive incentive stock options. Currently, no individual participant may receive total Awards with respect to more than 200,000 shares of Common Stock under the Incentive Plan.

     The Compensation Committee determines the persons to whom, and the times at which, options and other Awards are granted, the types of options to be granted, the number of shares and the exercise price of each option, and all of the related terms, conditions and provisions of Awards granted under the Incentive Plan. In making Awards under the Incentive Plan, the Compensation Committee will take into account various factors including, but not limited to, the eligible employee's or director's responsibilities, past, present and potential contributions to the success of the Company, and anticipated years of future service. Although the Compensation Committee has discretion in granting options and other Awards, no option may have a term longer than ten years, the exercise price of each option may not be less than 100 percent of the fair market value of the Company's Common Stock on the date of the grant and, subject to certain exceptions relating to termination of employment, no option may be exercised during the first twelve months following the date of grant. In addition, with respect to grants of incentive stock options, the aggregate fair market value of the Common Stock (determined at the time of grant) for which a participant under the Incentive Plan may exercise such incentive stock options may not exceed $100,000 for any calendar year.

     The Incentive Plan provides that any stock appreciation award shall entitle the recipient to receive the excess of the fair market value of the Company's Common Stock over the stock appreciation rights' "base value" (defined as the full market value of the Common Stock on the date of grant) for each stock appreciation right exercised. Such rights may be satisfied in cash, Common Stock, or a combination thereof, as determined by the Compensation Committee. The Compensation Committee may impose such conditions or restrictions on the exercise of stock appreciation rights as it deems appropriate; provided, however, that no stock appreciation right granted under the Incentive Plan may be exercised less than twelve months or more than ten years after the date it is granted. Similarly, with respect to restricted stock awards, the Compensation Committee may impose such conditions or restrictions as it deems appropriate; provided, however, that each restricted stock award shall contain a restriction period ranging from between three to ten years from the date of such Award.

     The Compensation Committee, in its discretion, may provide that any Award may be transferred by a participant to or among his spouse, children, and grandchildren or to one or more trusts or partnerships in which one or more of such persons hold the primary beneficial interests, or the Compensation Committee may allow transferability in other appropriate circumstances. The Incentive Plan generally provides for options and other Awards that are vested to be cancelled if not exercised within a specified period of time after termination of the Award holder's service as an employee or director.

     Under the Incentive Plan, the aggregate number of shares of Common Stock available for Awards or allocable to any individual participant, the number of shares of Common Stock subject to outstanding options, the exercise price for such options, the number of outstanding stock appreciation rights and their base value are subject to appropriate adjustment in the event of a stock split, combination, stock dividend or other recapitalization. In addition, in the event of a merger, consolidation or tender offer, the Compensation Committee may make such adjustments with respect to Awards as it deems appropriate, including, without limitation, the substitution of new Awards, the termination or adjustment of outstanding Awards, the acceleration of Awards, or the removal of limitations or restrictions on outstanding Awards. The Board may amend or terminate the Incentive Plan at any time, provided, however, that the Board may condition any amendment on shareholder approval if such approval is necessary or advisable.

ESTIMATE OF BENEFITS

     The number of options that will be awarded to eligible participants under the Incentive Plan at future dates and the market value of the Common Stock that would underlie such future potential option grants is not currently determinable. During 2001, the Company awarded 100,000 options each to Messrs. Frazer and Oros under the Incentive Plan, and during 2000, the Company awarded 100,000 options to Mr. Oros under the Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES

     A description of the federal income tax consequences under present law of participation in the Incentive Plan is set forth below. Individual circumstances may vary these results. The description is only a general summary based on current federal income tax laws, regulations, and judicial and administrative interpretations thereof. The federal income tax laws and regulations are frequently amended, and such amendments may or may not be retroactive with respect to transactions described in this Proxy Statement. Furthermore, participants in the Incentive Plan may be subject to taxes other than federal income taxes, such as state and local income taxes and estate or inheritance taxes. Accordingly, prior to purchasing, selling or otherwise disposing of Common Stock under the Incentive Plan, each participant should consult his or her own tax advisor.

 NONQUALIFIED STOCK OPTIONS

     A participant is not subject to federal income tax upon the grant of a stock option that does not constitute an "incentive stock option" (a "NQO") under the Incentive Plan, nor will the grant of a NQO result in a federal income tax deduction for the Company.

     Upon the exercise of a NQO, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares transferred to the participant over the option exercise price. The fair market value generally will be determined on the date the shares of Common Stock are transferred pursuant to the exercise. The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant, provided the Company satisfies applicable federal income tax reporting requirements. The Company's deduction, however, is subject to a $1,000,000 limitation on the deduction of certain employee remuneration under
Section 162(m) of the Code, unless an exception for performance-based compensation under such section applies under the circumstances.

     The sale or other taxable disposition of shares of Common Stock acquired through the exercise of a NQO generally will result in a short-term or a long-term (depending on the period the shares are held after exercise) capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares transferred to the participant when the NQO was exercised.

     Special rules not discussed above apply to a participant who exercises a NQO by paying the option price, in whole or in part, by the transfer of shares of Common Stock to the Company.

 INCENTIVE STOCK OPTIONS

     A participant ordinarily will not be required to recognize taxable income upon the grant or exercise of an incentive stock option (an "ISO") under the Incentive Plan. The exercise of an ISO, however, gives rise to an adjustment in computing alternative minimum taxable income under the Code which may result in alternative minimum tax liability for a participant.

     If a participant disposes of shares of Common Stock issued upon exercise of an ISO more than two years after the date of grant of the option and more than one year after the date of option exercise, then any amount realized upon the sale of the shares in excess of the option exercise price is taxed to the participant as long-term capital gain, and any loss sustained will be a long-term capital loss. No deduction will be allowed to the Company. If a participant disposes of shares of Common Stock acquired upon the exercise of an ISO before the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), the participant will recognize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares at exercise (or, if less, the amount realized on the sale of the shares) over the exercise price for the shares, and the Company generally will be entitled to a deduction in the same amount, provided the Company satisfies applicable federal income tax reporting requirements (and subject to Section 162(m) of the Code discussed above). Any further gain by the participant upon the sale will be taxed as a short-term or long-term capital gain and will not result in any deduction to the Company.

     Special rules not discussed above apply to a participant who exercises an ISO by paying the option price, in whole or in part, by the transfer of shares of Common Stock to the Company.

 STOCK APPRECIATION RIGHTS

     A participant will not recognize any taxable income upon the award of a stock appreciation right under the Incentive Plan, but will recognize ordinary income in an amount equal to the cash and the fair market value of any Common Stock received upon the exercise of the stock appreciation right. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant (subject to Section 162(m) of the Code discussed above).

 RESTRICTED STOCK

     A participant ordinarily will not recognize taxable income upon receipt of a restricted stock award, provided that the restriction subjects the Common Stock to a substantial risk of forfeiture and renders it nontransferable, as provided in Section 83 of the Code, and the participant does not make a timely election under Section 83(b) of the Code (a "Section 83(b) Election"). Upon expiration of the restriction period applicable to the Common Stock, the participant will recognize ordinary income equal to the fair market value of the Common Stock. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant upon expiration of the applicable restriction period, provided the Company satisfies applicable federal income tax reporting requirements (and subject to Section 162(m) of the Code discussed above).

     A participant who receives a restricted stock award may file a Section 83(b) Election with the Internal Revenue Service and the Company not later than 30 days after the transfer of the restricted stock to the participant. If a participant makes a Section 83(b) Election, he or she will recognize ordinary income in an amount equal to the fair market value of the Common Stock received on the date of the award, determined without regard to the restrictions applicable to the Common Stock. The Company ordinarily will be entitled to a deduction at that time in the same amount. If a participant makes a Section 83(b) Election and thereafter forfeits the stock prior to the expiration of the applicable restriction period, the participant will not be entitled to recognize any tax deduction upon the forfeiture. If a participant sells the Common Stock after expiration of the applicable restriction period, the participant will recognize capital gain or loss upon the sale equal to the difference between the sale price and the amount previously recognized by the participant as ordinary income.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board considers the Company's long-term incentive program and the granting of stock options and other awards contemplated therein to be important to the Company's ability to compete for top talent and a significant incentive to promote the Company's success and, therefore, in the best interests of the Company's shareholders. The Board recommends a vote FOR approval of the amendment of the 1997 Amended Omnibus Incentive Plan.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Commission certain reports, with respect to each such person's beneficial ownership of the Company's equity securities, including statements of changes in beneficial ownership on Form 4. In addition, Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. In 2002, all of the Company's reporting persons filed their Section 16(a) reports on a timely basis. During 2001, Mr. Jeffrey S. Halis failed to report on a timely basis on a Form 4 filed for the month ended October 2001 a gift by Mr. Halis of 1,000 shares of Common Stock to a charitable organization.

ANNUAL REPORT ON FORM 10-K

     The Company has provided herewith to each shareholder as of the Record Date a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, including the financial statements and financial statement schedules, as filed with the Commission, except exhibits thereto (other than Exhibit 99.1). The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of such exhibits should be mailed to:
                                          THE ENSTAR GROUP, INC.
                                          401 Madison Avenue
                                          Montgomery, Alabama 36104
                                          Attention: Amy M. Dunaway
                                                Treasurer and Controller

SHAREHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

     Under the Company's Articles of Incorporation and Bylaws, only persons nominated in accordance with the procedures set forth therein will be eligible for election as directors. Shareholders are entitled to nominate persons for election to the Board only if the shareholder is otherwise entitled to vote generally in the election of directors and only if timely notice in writing is sent to the Secretary of the Company. To be timely, a shareholder's notice must be received at the principal executive offices of the Company at least 60 days but not more than 90 days prior to the annual meeting. Such shareholder's notice should set forth (i) the qualifications of the nominee and the other information that would be required to be disclosed in connection with the solicitation of proxies for the election of directors pursuant to Regulation 14(a) under the Exchange Act and (ii) with respect to such shareholder giving such notice, (a) the name and address of such shareholder and (b) the number of shares of Common Stock beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the Company's 2004 annual meeting of shareholders must be received no later than December 24, 2003 in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with such meeting. Notice of any shareholder proposals intended to be presented at the Company's 2004 annual meeting of shareholders submitted outside the processes of Rule 14a-8 discussed above must be received no later than March 8, 2004 to be considered timely.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies by the Board in connection with the Annual Meeting will be borne by the Company. As part of its services as the Company's transfer agent, American Stock Transfer & Trust Company will assist in the solicitation of proxies. No specific fee has been allocated to services provided in connection with the solicitation of proxies. The Company will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Common Stock held in their names.

                                          By Order of the Board of Directors

                                          /s/ CHERYL D. DAVIS
                                          CHERYL D. DAVIS
                                          Chief Financial Officer,
                                          Vice-President of
                                          Corporate Taxes and Secretary

                                                                         ANNEX A

              AMENDMENT TO THE 1997 AMENDED OMNIBUS INCENTIVE PLAN

1. Section 6.1(a) of the 1997 Amended Omnibus Incentive Plan is amended and restated in its entirety as follows:

     "The total number of shares of Common Stock available to be granted by the Committee as Awards to the Participants under the Plan shall not exceed 522,500 shares. The aggregate number of shares of Common Stock to be granted as Awards to any individual Participant shall not exceed 300,000 shares."

                             THE ENSTAR GROUP, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF SHAREHOLDERS ON MAY 29, 2003

The undersigned hereby appoints Nimrod T. Frazer and Cheryl D. Davis, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Enstar Group, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Thursday, May 29, 2003, at 9:00 a.m., local time, at the Montgomery Civic Center at 300 Bibb Street, Montgomery, Alabama 36104, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(1) To elect two (2) directors to three-year terms expiring at the 2006 annual meeting of shareholders or until their successors are duly elected and qualified:

         [ ]   FOR all nominees               [ ]   WITHHOLD AUTHORITY to vote
               (except as marked below              for all nominees listed
               to the contrary)
               T. Whit Armstrong
               T. Wayne Davis

(INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE)

(2) To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company to serve for 2003.

                [ ] FOR             [ ] AGAINST           [ ] ABSTAIN

(3) To approve the amendment of the 1997 Amended Omnibus Incentive Plan (the "Incentive Plan") to increase the total number of shares of Common Stock available to be granted under the Incentive Plan from 322,500 to 522,500, and to increase the aggregate number of shares of Common Stock that may be granted to any individual participant in the Incentive Plan from 200,000 to 300,000.

                [ ] FOR             [ ] AGAINST           [ ] ABSTAIN


               (Continued, and to be signed, on the other side)

                          (Continued from other side)

THIS PROXY WILL BE VOTED AS INDICATED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

                           Date:                               , 2003
                                ------------------------------

                           ----------------------------------------------------

                           ----------------------------------------------------

                           Please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer; if a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.